UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2026

FIRST SEACOAST BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-41597	92-0334805
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 Central Avenue, Dover, New Hampshire		03820
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (603) 742-4680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	FSEA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07
Submission of Matters to a Vote of Security Holders.

On August 27, 2026, First Seacoast Bancorp, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”).  The final vote result on each matter submitted to a vote of stockholders is as follows:

1.
The Agreement and Plan of Merger, dated as of May 4, 2026, by and between Cambridge Financial Group, Inc. / Cambridge Savings Bank and First Seacoast Bancorp, Inc. / First Seacoast Bank (the “Merger Agreement”), was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
3,425,942	11,808	56,559	-0-

2.
The compensation to be paid to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement, was approved by the following non-binding, advisory vote:

For	Against	Abstain	Broker Non-Votes
2,496,093	638,855	359,361	-0-

3.
The adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger Agreement, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
3,252,649	179,817	61,843	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST SEACOAST BANCORP, INC.

Dated: August 27, 2026	By: /s/ James R. Brannen
James R. Brannen
Chief Executive Officer